SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2001

webMethods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-115681	54-1807654

(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

3930 Pender Drive
Fairfax, Virginia		22030
(Address of Principal Executive		(Zip Code)
Offices)

Registrant’s Telephone Number, including Area Code:		(703) 460-2500

(Former Name or Former Address, if Changed Since Last Report)

Item 5.       Other Events

      On June 1, 2001, webMethods, Inc. (“webMethods”) and i2 Technologies, Inc. (“i2”) signed an Amended and Restated Stock Purchase Warrant. The Amended and Restated Warrant reduces the number of shares that i2 is able to purchase from a maximum of 750,000 shares to a maximum of 710,000 shares and reduces the exercise price per share from $40.88 to $28.70. Because the fair value of the Amended and Restated Warrant does not exceed the current fair value of the original warrant, the Company will not incur an additional accounting charge as a result of this amendment.

Item 7.       Financial Statements and Exhibits

                  Not applicable

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

By: /s/ MARY DRIDI Mary Dridi Chief Financial Officer

Dated: June 4, 2001